Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-82926 and No. 333-26049) on Form S-8 of Corning Incorporated of our report dated June 25, 2019, relating to the financial statements and supplemental schedule of the Corning Incorporated Investment Plan, which appears in this Annual Report on Form 11-K of the Corning Incorporated Investment Plan for the year ended December 31, 2018.

/s/ Insero & Co. CPAs, LLP

Certified Public Accountants

Rochester, New York

June 25, 2019

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